EXHIBIT 10.1




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                           RECAPITALISATION AGREEMENT
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                                     between

                                   AEGON N.V.
                      having its official seat in The Hague

                                       and

                                Vereniging AEGON
                      having its official seat in The Hague















                                 ALLEN & OVERY

                                   AMSTERDAM


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                           RECAPITALISATION AGREEMENT


THIS RECAPITALISATION AGREEMENT (the "Agreement") is dated 17 September 2002 and entered into by and between:

1. AEGON N.V., a public company under Dutch law ('naamloze vennootschap'), having its official seat in The Hague, the Netherlands, and its office address at AEGONplein 50, 2591 TV The Hague (the "Company"); and

2. Vereniging AEGON, an association under Dutch law ('vereniging'), having its official seat in The Hague, the Netherlands, and its office address at AEGONplein 50, 2591 TV The Hague (the "Association").

The parties referred to in 1 and 2 shall be jointly referred to as the "Parties" and each as a "Party".


RECITALS:

(A) The Association is currently the majority shareholder of the Company, holding approximately 37% of all Common Shares currently in issue and 100% of the Preferred Shares currently in issue.

(B) The Association intends to offer and sell part of the Common Shares it holds directly in an offering of Common Shares outside the United States of America (the "International Equity Offering") and to use the proceeds to repay part of its outstanding debt.

(C) In addition, the Association and the Company have agreed that the Company shall repurchase a number of Common Shares from the Association. The Parties intend that the Common Shares so to be repurchased be forthwith sold and placed (herplaatst) by the Company in an offering of Common Shares (the "Primary Equity Offering"). The net proceeds thereof shall be for the benefit of the Association. The Association is prepared to undertake to apply an amount equal to EUR 10 per Common Share comprised in the Primary Equity Offering towards a share premium payment in cash by the Association in respect of the Preferred Shares it holds.


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(D)  Furthermore, the Parties intend to effect a cancellation by the Company of part of the Preferred Shares held by the Association. The Parties intend that the number of Preferred Shares involved in this cancellation be such that, also taking account of the aforementioned share premium payment in respect of Preferred Shares, the total amount of capital paid-in (nominal value plus share premium) on each Preferred Share remaining outstanding will be equal or close to the current market value of a Common Share.

(E) The Association currently holds conditional option rights to Preferred Shares pursuant to an agreement dated 14 August 1995 (as amended) (the "Preferred Shares Option Arrangement"), which arrangement purports to protect the Association against dilution of its shareholding in the Company to 50% or less under certain circumstances. In connection with the other transactions contemplated by this Agreement, the Parties also intend to amend the Preferred Shares Option Arrangement, thereby reducing the Association's option rights.


NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following terms shall have the following meaning:

     "Common Shares" means common shares in the capital of the Company, having a nominal value of EUR 0.12 each.

     "International Equity Offering" has the meaning ascribed to that term in Recital (B) hereof.

     "Preferred Shares" means preferred shares in the capital of the Company, having a nominal value of EUR 0.12 each.

     "Preferred Shares Option Arrangement" has the meaning ascribed to that term in Recital (E) hereof.

     "Primary Equity Offering" has the meaning ascribed to that term in Recital
     (C) hereof.

     "Shares" means shares in the capital of the Company. Unless the contrary is apparent, this shall include both Common Shares and Preferred Shares.


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     "Tranche I Shares" and "Tranche II Shares" have the respective meanings ascribed to those terms in Clause 2.1.

1.2 Where applicable and except insofar as the context otherwise requires, in this Agreement:

     (a)  terms denoting the singular shall include the plural and visa versa;

     (b)  terms denoting the masculine gender shall include the feminine gender;

     (c) a reference to any enactment shall be construed as a reference to that enactment as from time to time amended, extended or re-enacted.

1.3 Section headings and other headings in this Agreement are inserted for ease of reference only and do not form part of this Agreement for the purpose of interpretation.


2.   SALE AND REPURCHASE OF COMMON SHARES

2.1  The Parties hereby agree to the following transactions:

     (i) 143,600,000 Common Shares (the "Tranche I Shares") will be offered and sold by the Association in the International Equity Offering in accordance with the following provisions of this Clause 2; and

     (ii) 206,400,000 Common Shares (the "Tranche II Shares") are hereby sold by the Association to the Company, and likewise purchased by the Company from the Association, and shall be sold and placed by the Company in the Primary Equity Offering in accordance with the following provisions of this Clause 2.

2.2 The Primary Equity Offering and the International Equity Offering will be effected concurrently, in close consultation between the Company and the Association and in accordance with an underwriting agreement to which both the Association and the Company will be parties and which will cover both the Primary Equity Offering and the International Equity Offering. The International Equity Offering will be effected by the Association through a private placement outside the US in reliance on Regulation S under the US Securities Act of 1933.

2.3  On closing of the Primary Equity Offering and the International Equity


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     Offering, the Association shall transfer the Tranche I Shares and the
     Tranche II Shares to the underwriters in such amounts of shares in bearer form and shares in registered form, respectively, as the Parties shall timely determine in accordance with the terms of the underwriting agreement. Shares in bearer form shall be so transferred from the Association's following securities account:

     securities account number: 457255951
     in the name of the Association
     at ABN AMRO Bank in Amsterdam

     The Tranche II Shares will be so transferred on behalf of the Company.

2.4 The costs connected to the International Equity Offering shall be for the account of the Association.

2.5 The costs connected to the Primary Equity Offering shall be for the account of the Association and the proceeds thereof less said costs shall hereinafter be referred to as the net proceeds of the Primary Equity Offering.

     The purchase price of the Tranche II Shares due by the Company to the Association shall be equal to the net proceeds of the Primary Equity Offering and shall be settled between the Company and the Association in accordance with the provisions in Clause 3.1.

     The Tranche II Shares shall be for the account and risk of the Association until closing of the Primary Equity Offering.

2.6  The Association warrants to the Company that the following is correct:

     (a) at the time the Tranche I Shares and the Tranche II Shares are transferred to the underwriters pursuant to Clause 2.3, the Association will hold full and unencumbered title to all shares concerned;

     (b) at the time the Association will effect any transfer of Common Shares under this Agreement, it will not have been deprived of the authority to transfer shares in the capital of the Company by virtue of Section 2:22a, subsection 1, of the Dutch Civil Code;

     (c) at the time the Association will effect any transfer of Common Shares under this Agreement, the shares concerned will not be subject to rights of third parties or obligations to transfer to third parties or claims based on contracts of any nature; and

     (d) by the transfer of Common Shares in accordance with the terms of this Agreement, the full and unencumbered title to the shares concerned will


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          be transferred to the transferee or transferees concerned.

2.7 The sale and closing of the Primary Equity Offering and the International Equity Offering will shall be contingent on one another The repurchase of the Tranche II Shares shall be contingent upon sale and closing of the Primary Equity Offering and the International Equity Offering.


3.   SHARE PREMIUM PAYMENTS ON PREFERRED SHARES

3.1 The Association shall make a share premium payment in cash in respect of the Preferred Shares it holds in an amount equal to EUR 10 per Common Share comprised in the Primary Equity Offering. This amount shall be paid, to the extent possible, by setting-off against the purchase price for the Tranche II Shares due from the Company to the Association as the relevant funds become available from the Primary Equity Offering. The remainder of the share premium payment due from the Association shall be effected by it in cash on the closing date of the Primary Equity Offering and the International Equity Offering.

3.2 For the purpose of determining the financial rights attached to the Preferred Shares pursuant to the Company's articles of association as currently in force, in particular the provisions in article 6 (with respect to cancellation of shares), article 24.3 (entitlement to profits) and article 26.4 (entitlement to liquidation surplus), the amount of share premium paid in accordance with the provisions of Clause 3.1 shall be considered paid on the Preferred Shares at the time the set-off contemplated by Clause 3.1 takes effect. In respect of the Company's financial year 2002, the preferred dividend (expressed in a percentage to be determined on the basis of article 24.3 of the Company's articles of association) will for the period 1 January 2002 through 22 September 2002 be calculated over euro 0.12, and for the remainder of the year 2002 over euro 0.12 plus the amount of share premium paid by the Association pursuant to Clause 3.1.

3.3 Capital tax due in connection with the foregoing share premium payment shall be for the account of the Company.

3.4 On the closing date of the Primary Equity Offering and the International Equity Offering, the Parties will mutually confirm the repurchase price for the Tranche II Shares in writing.


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4.   CANCELLATION OF PREFERRED SHARES

4.1 Subject to the provision in Clause 4.3, the Parties agree that the Company shall cancel 228,320,000 Preferred Shares and that the equity rights (including nominal value) attached to the Preferred Shares so cancelled shall accrue to the Preferred Shares remaining outstanding. The Parties acknowledge that, as a result of the foregoing transactions, (i) the aggregate financial rights attached to the Preferred Shares will not change, but concentrated in a lesser number of Preferred Shares remaining outstanding; and (ii) on the basis of the current and recent market prices of the Common Shares, the voting rights/value ratio of the Preferred Shares remaining outstanding will become equal or close to the voting rights/value ratio of the Common Shares. Clause 3.3 shall apply by analogy.

     If, for any reason a cancellation of said number of Preferred Shares cannot be achieved, the Parties intend to use any other technique available to achieve materially the same result.

4.2 The Parties acknowledge that, as a result of the transactions contemplated by Clause 4.1 and the other transactions contemplated in this Agreement, the Association will reduce its shareholding in the Company from approximately 52% to approximately 23.2 %.

4.3 The Parties intend to effect the transactions contemplated in Clause 4.1 immediately after the Company's annual shareholders meeting of 2003 (which term may be extended by the Company for any special reason the Company may deem to justify such extension). The agreement set forth in Clause 4.1 is conditional upon further changes becoming effective to the governance structure of the Company and its group, if proposed by the management and supervisory boards of the Company at or prior to the Company's annual general meeting of shareholders of 2003 (unless that term is extended in accordance with the foregoing) (and whether or not requiring the approval from the general meeting of shareholders).

4.4 The Parties mutually undertake that they will negotiate and implement an amendment to the Preferred Shares Option Arrangement to the effect that the anti-dilution protection granted to the Association thereunder will be limited to a level not to exceed the level of the Association's voting rights resulting from the transactions contemplated by Clause 2.


5.   NOTICES


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5.1  All notices and other communications pursuant to this Agreement shall be sent in writing by registered letter or recorded delivery or by letter delivered by courier or by fax or in any other manner agreed by the Parties, to the following addresses (or such other address as the Party concerned shall have communicated in a manner as referred to herein):

     To the Company:     AEGON N.V.
                         Attn. Mr. E. Lagendijk, general counsel
                         AEGONplein 50,
                         2591 TV The Hague, The Netherlands

     To the Association: Vereniging AEGON
                         Attn. Mr. P. Tuit, secretary to the Association AEGONplein 50,
                         2591 TV The Hague, The Netherlands

5.2 A notice or other communication sent under this Agreement shall be deemed to be received if:

     (a) sent by registered letter: the second day after the registered letter is sent;

     (b) sent by recorded delivery: the date recorded on the receipt of delivery;

     (c)  delivered by courier: the date of delivery;

     (d) sent by fax provided the fax message is sent by recorded delivery: the date recorded on the receipt showing receipt of the fax.


6.   GOVERNING LAW; RESOLUTION OF DISPUTES

6.1 This Agreement shall be governed and construed in accordance with the laws of the Netherlands (without reference to Dutch rules of conflicts of laws).

6.2 The Parties shall use their best endeavours to settle any possible disputes in an amicable way. In the event conciliation fails, all disputes in connection with this Agreement or further agreements resulting hereof shall be submitted to the exclusive jurisdiction of the competent court of the Netherlands.


7.   MISCELLANEOUS


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7.1  Public announcements. The Parties shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereunder. Subject to mandatory requirements of applicable law, no party shall issue any such press release or make any such public statement without the prior consent of the other and will in any event consult with the others concerning the text of any such public statement which the Party issuing such statement may be required to make by mandatory requirements of applicable law.

7.2 Assignment. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder shall be assigned or delegated by any Party without the prior written consent of the others.

7.3 Further assurances. At any time, and from time to time after the date hereof, each of the Parties shall, without further consideration, execute and deliver such additional contracts or other documents as shall reasonably be requested by any other Party in order to carry out the provisions of this Agreement and the transactions contemplated hereby.

7.4 Official language. The official language of this Agreement shall be the English language and all notices and other communications hereunder shall be in English.

7.5 Integration of schedules, etc.; entire understanding. This Agreement and the documents referred to herein or delivered pursuant hereto (including, without limitation, the schedules and annexes) contain the entire understanding of the Parties with respect to their subject matter and except as provided otherwise therein supersede all prior agreements and understandings between the Parties with respect to that subject matter.

7.6 Amendment; waiver of provisions. This Agreement may be amended only by written instrument signed by all Parties. No provisions of this Agreement may be extended or waived orally, but only by a written instrument signed by the Party against whom enforcement of such extension or waiver is sought.

7.7 Partial invalidity. If any one or more of the provisions of this Agreement or any portion thereof shall be invalid, illegal or unenforceable in any respect, this Agreement shall be ineffective only as to such provision and only as to the extent of such invalidity, illegality or unenforceability, and such invalidity,


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     illegality or unenforceability shall not in any way affect or impair the validity, legality and enforceability of any other provision contained herein. The Parties agree that each of them shall endeavour in good faith negotiations to replace any such invalid, illegal or unenforceable provision(s) (or such portions thereof) with such valid, legal and enforceable provision(s) the economic effect of which is as close as possible of that of the invalid, illegal or unenforceable provision(s).

7.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

7.9 No rescission. Each Party hereby waives any right it may have to rescind ('ontbinden') or annul ('vernietigen'), or to seek the rescission or annulment, of this Agreement for any reason.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on the date indicated in the heading of the Agreement.



/s/ J.B.M. Streppel                         /s/ M. van Klatwijk
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AEGON N.V.                                  AEGON N.V.
By: J.B.M. Streppel                         By: M. van Klatwijk


/s/ P.P. Kohnstamm
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Vereniging AEGON
By: P.P. Kohnstamm